Exhibit 12.1

May 16, 2025

Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

Dear Ladies and Gentlemen:

We have acted as legal counsel to Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing of an offering statement on Form 1-A (File No. 024-12601) (as amended, the “Offering Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2025, including the offering circular (the “Offering Circular”) which forms a part of the Offering Statement, under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement, including the Offering Circular contained therein, relates to the proposed offer and sale by the Company of up to: (i) 71,428,571 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”); (ii) series A warrants to purchase up to 71,428,571 shares of Common Stock (the “Series A Warrants”); and (iii) the shares of Common Stock issuable upon the exercise of the Series A Warrants (the “Series A Warrant Shares”). The Shares, Series A Warrants and Series A Warrant Shares are collectively referred to herein as the “Securities.” This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 17.12 of Form 1-A in connection with the Offering Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Offering Statement, including the Offering Circular and all exhibits to the Offering Statement; (ii) a specimen certificate representing the Common Stock; (iii) the Engagement Letter, by and between the Company and D. Boral Capital LLC, dated as of March 6, 2025; (iv) the form of securities purchase agreement between the Company and each purchaser to be identified on the signature pages thereto, filed with the Offering Statement (the “Purchase Agreement”); (v) the form of Series A Warrant filed with the Offering Statement; (vi) the Certificate of Incorporation of the Company, as currently in effect; (vii) the First Amended and Restated Bylaws of the Company, as amended, as currently in effect; (viii) certain resolutions adopted by the Board of Directors of the Company with respect to the Offering Statement and the authorization and issuance of the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the authenticity of the originals of such copies; (vi) the accuracy and completeness of all corporate records and documents made available to us by the Company; (vii) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein; and (viii) that at or prior to the time of the issuance and delivery of any of the Securities, (a) the Offering Statement will have become qualified and such qualification shall not have been terminated or rescinded, (b) no stop order of the Commission will have been issued, (c) the Offering Statement and any required supplements will have been delivered to each purchaser of the Securities as required in accordance with applicable law, and (d) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Series A Warrant Shares, that there will not have occurred any change in law, change in the Series A Warrants or the Company’s Certificate of Incorporation or further action by the Board of Directors of the Company, in each case affecting the validity of the issuance of the Series A Warrant Shares.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that:

(1) the Shares have been duly authorized for issuance, and when issued and delivered by the Company and paid for pursuant to the terms of the Purchase Agreement and the Offering Statement, the Shares will be validly issued, fully paid and non-assessable;

(2) when the Series A Warrants have been duly executed by the Company and the Series A Warrants have been issued and sold pursuant to the terms of the Purchase Agreement and the Offering Statement, the Series A Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(3) the Series A Warrant Shares have been duly authorized and, when issued by the Company upon the valid exercise in accordance with the terms of the Series A Warrants and payment of the consideration required in connection therewith, the Series A Warrant Shares will be validly issued, fully paid and non-assessable.

With respect to our opinion in paragraph (2) above, the enforceability of the Series A Warrants may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws now or hereafter in effect relating to or affecting enforcement of creditors’ rights generally and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether such enforcement is considered in a proceeding in equity or at law. Further, we express no opinion with respect to the validity or enforceability of the following provisions: (i) provisions purporting to release, exculpate, hold harmless or exempt any person or entity from, or to require indemnification or contribution of or by any person or entity for, liability for any matter; (ii) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under Applicable Law; (iii) provisions relating to severability; (iv) provisions restricting access to courts or purporting to affect the jurisdiction or venue of courts; (v) provisions purporting to exclude all conflicts of law rules; or (vi) provisions providing that decisions by a party are conclusive or may be made in its sole discretion.

With your consent, we have assumed (i) that the Series A Warrants have been or will be duly authorized, executed and delivered by the parties thereto other than the Company, (ii) that the Series A Warrants constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (iii) that the status of the Series A Warrants as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We express no opinion as to the laws of any jurisdiction other than as set forth in the following definition of “Applicable Laws.” For the purpose of this opinion letter, “Applicable Laws” means (i) for the limited purpose of our opinions in paragraphs 1 and 3 above, the General Corporation Law of the State of Delaware (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting the foregoing), and (ii) for the limited purpose of our opinion in paragraph 2 above, the laws of the State of New York. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Offering Statement.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Offering Circular and to the filing of this opinion as an exhibit to the Offering Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Winstead PC

Winstead PC